Zoo Entertainment Advances Transition to 100% Digital Distribution with Agreement to Monetize Legacy Retail Assets

Company Also Completes $1,675,000 Private Placement Financing

Cincinnati, OH – July 19, 2011 – Zoo Entertainment, Inc. (NASDAQ CM: ZOOG), a leading developer, publisher and distributor of digital interactive entertainment, signed, through its wholly-owned subsidiary, Zoo Publishing, Inc., a distribution agreement to monetize its legacy console inventory. The company also completed a $1,675,000 private placement financing, led by insiders and the company’s largest institutional stockholder.

Distribution Agreement
On July 13, 2011, the company’s wholly-owned subsidiary, Zoo Publishing, Inc., entered into a distribution agreement with a developer and distributor of interactive entertainment software to distribute Zoo’s legacy console assets. The distribution agreement is expected to generate significant revenue and cash-flow for the company through 2011 and into 2012.

“This distribution agreement allows us to monetize our legacy assets,” said Mark Seremet, Zoo Entertainment’s CEO. ”Moreover, it effectively removes Zoo from its retail console business and positions the company to focus on the faster growing digital segment of the marketplace. It also allows us to better align our cost structure by optimizing our headcount for a digital-only business.

"We believe that focusing on our digital business, coupled with the revenues associated with the distribution agreement and new digital releases, including more than 30 SKUs during the remainder of the year, should allow the company to significantly improve its balance sheet and cash-flow position over the next three quarters."

Private Placement Financing
On July 15, 2011, Zoo Entertainment completed a $1,675,000 private placement financing with insiders, institutional and other accredited investors. Pursuant to the transaction, the company sold and issued 803,355 shares of its common stock and warrants to purchase up to an additional 803,355 shares of its common stock at an exercise price of $1.96 per share, commencing January 15, 2012 and ending January 15, 2014. The purchase price for each unit consisting of one share of common stock and one warrant was $2.085.

Net proceeds to the company from the private placement were approximately $1,600,000. The proceeds will be used primarily to pay down $183,000 of an outstanding note and for general corporate purposes, including further development of Zoo Entertainment’s digital business, led by its indiePub division.

“This financing, along with the distribution agreement, significantly improves our liquidity,” noted Seremet. “It allows us to drive and expand our digital business. This includes our planned release of the indiePub shop model, which will make it possible for any game developer, consumer or interested party to offer digital games for sale. We believe these transactions mark significant progress in our path towards revenue growth and profitability.”

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors.

About Zoo Entertainment
Zoo Entertainment (NASDAQ: ZOOG) is a developer, publisher and electronic distributor of interactive entertainment for Internet-connected consoles, handheld gaming devices, PCs, and mobile devices.

Zoo Entertainment’s innovative content creation site, indiePub (www.indiepub.com), was designed to capitalize on opportunities in the emerging and high growth digital entertainment space. The site fosters the independent gaming community by playing host to independent game developers and players and providing developers with the resources they need to collaborate and create great games. A destination site for gaming enthusiasts and consumers, indiePub takes an active role in helping independent developers create innovative entertainment software. For more information, visit www.zoogamesinc.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Zoo Entertainment, Inc. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Zoo Entertainment, Inc.'s management, are subject to various risks and uncertainties, which could cause actual results to differ materially from the results indicated by these forward-looking statements, including, without limitation: general economic conditions; geopolitical events and regulatory changes; our financial performance; our competitive position; expectations regarding our potential growth; our ability to implement our business strategy; expectations regarding the size of our market; the introduction of new products and market acceptance of new and existing products; requirements or changes adversely affecting the businesses in which we are engaged; demand for our products and services. For a further discussion of the risks and uncertainties we face, please refer to Part I, Item 1A of our Annual Report on Form 10-K, for the year ended December 31, 2010, filed with the Securities and Exchange Commission (SEC) on April 15, 2011 and other subsequent public reports that have been filed with the SEC, all of which are available at www.sec.gov. The information set forth herein should be read in light of such risks. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, and such statements are current only as of the date they are made.

Company Contact
Kate Stump, Controller
Zoo Entertainment, Inc.
Tel 513-824-8297
kstump@zoogamesinc.com

Investor Relations Contact
Scott Liolios or Matt Glover
Liolios Group, Inc.
Tel 949-574-3860
info@liolios.com